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                   [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]

                                                                    EXHIBIT 5.1


                                       July 24, 1998


NetGravity, Inc.
1700 S. Amphlett Blvd., Suite 350
San Mateo, CA 94402


     RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about July 24, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of the 1995 Stock Option Plan (as to 1,828,834 shares), of the 1998 Stock Plan (as to 2,000,000 shares), of the 1998 Employee Stock Purchase Plan (as to 200,000 shares) and of the 1998 Director Option Plan (as to 175,000 shares) (collectively, the "Plans" and the "Shares" as appropriate). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans. In addition, for purposes of this opinion we have assumed that the consideration received by the Company in connection with each issuance of the Shares will include an amount in the form of cash, services rendered or property that exceeds the greater of (i) the aggregate par value of such Shares or (ii) the portion of such consideration determined by the Company's Board of Directors to be "capital" for purposes of the Delaware General Corporation Law.

     Based upon the foregoing, it is our opinion that the Shares, when issued and sold in the manner described in the Plans and pursuant to the agreement that accompanies each grant under the Plans, will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                   Very truly yours,

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation


                                   /s/ Wilson Sonsini Goodrich & Rosati